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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of ENSCO International Incorporated (ENSCO), as amended, of our report dated January 25, 2001 relating to the financial statements, which appears in ENSCO's Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Dallas, Texas
July 1, 2002